Exhibit 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                      Nine Months Ended                      Three Months Ended
                                                        September 30,                           September 30,
                                                  1999                1998                1999                1998
                                              ------------        ------------        ------------        ------------
Net income (loss)                             $    385,421        $ (8,580,691)       $   (930,183)       $ (2,094,108)
Less: Preferred stock dividends                   (217,035)             (5,538)            (71,971)             (1,846)
         Deduction related to Series C
            Convertible Preferred Stock           (133,320)                 --                  --                  --
                                              ------------        ------------        ------------        ------------
Net income (loss) applicable to
   common stock                               $     35,066        $ (8,586,229)       $ (1,002,154)       $ (2,095,954)
                                              ============        ============        ============        ============
Basic:
     Weighted average number of
          common shares outstanding             28,790,000          28,677,000          28,997,000          28,685,000
                                              ============        ============        ============        ============
     Basic net income (loss) per common
          and common equivalent share         $        .00        $       (.30)       $       (.03)       $       (.07)
                                              ============        ============        ============        ============
Diluted:
     Weighted average number of
          common shares outstanding             28,790,000          28,677,000          28,997,000          28,685,000
     Weighted average number of
          dilutive common equivalents                   --                  --                  --                  --
                                              ------------        ------------        ------------        ------------
     Weighted average number of
          common and common
          equivalent shares outstanding         28,790,000          28,677,000          28,997,000          28,685,000
                                              ============        ============        ============        ============
     Diluted net income (loss) per
          common and common
          equivalent share                    $        .00        $       (.30)       $       (.03)       $       (.07)
                                              ============        ============        ============        ============